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                                                               EXHIBIT 10.3.2

                                            January 24, 1997




Acadiana Ventures, Inc.
202 General Gardner
Lafayette, LA 70502

RE: Amended and Restated $3,500,000 Subordinated Promissory Note of Serologicals Corporation (the "Note")

Ladies and Gentlemen:

    By this letter agreement, Serologicals Corporation ("Serologicals") hereby calls the Note for prepayment on April 9, 1997 (the "Prepayment Date") pursuant to Section 3 thereof. This letter agreement shall confirm the agreement between Serologicals and the holder of the Note that commencing January 21, 1997 through the Prepayment Date, the Note shall bear interest at the rate of 5.25% per annum. The aforesaid adjustment in the interest rate shall be deemed to be an amendment of the Note. Other than the aforesaid adjustment, the terms of the Note shall remain unchanged, and the Note as now adjusted shall be referred to herein as the "Revised Note".

    The undersigned agrees to execute any additional instruments which may be required to effect the transactions contemplated hereby consistent with the terms of this letter agreement. The undersigned also understands that its agreement is irrevocable and binding on subsequent holders.

    The undersigned agrees to release and hold harmless Serologicals, its divisions, subsidiaries, affiliates, officers, directors, agents, employees and the successors and assigns of each of them, from any and all liabilities, damages, deficiencies, costs, claims, judgments, amounts paid in settlement, interest, penalties, assessments, out-of-pocket expenses (including attorneys' fees and disbursements) or losses ("Losses") incurred by the holder, its divisions, subsidiaries, affiliates, shareholders, officers, directors, agents, employees, transferees and the successors and assigns of each of them resulting from, incurred in connection with, or arising out of the revision of the Note provided for herein, or on account of any transfer or attempted transfer by the undersigned of the Conversion Shares in violation of the Securities Act of 1933, as amended.


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Acadiana Ventures
January 24, 1997
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    Each party hereby warrants and represents to the other that (i) all necessary action has been taken to authorize the execution of this letter agreement, (ii) the person executing this letter agreement has been duly authorized to do so, and (iii) upon execution, this letter agreement shall be the legal, valid and binding obligation of the holder, binding against it in accordance with its terms, except as limited by applicable bankruptcy, moratorium, reorganization, insolvency and other similar laws affecting creditors' rights generally and by general equitable principals.

    This letter agreement may be executed in counterparts each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                                            SEROLOGICALS CORPORATION



                                            By:/s/ Russell H. Plumb
                                               Russell H. Plumb
                                               Vice President, Finance
ACKNOWLEDGED AND AGREED:

Acadiana Ventures, Inc.
(As successor by merger to Gagnard & Marceaux Flint, Inc.)



By: /s/ James M. Marceaux
    Name: James M. Marceaux
    Title: President

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